Exhibit 10.1

BOARD OF DIRECTORS POLICIES

Board Compensation Policy & Stock Ownership
Requirements (Effective 7/26/04)

IndyMac Bancorp Board and IndyMac Bank Board Annual Retainer

Each Non-Employee Director who serves on the IndyMac Bancorp Board of Directors and/or the Board of Directors of its wholly owned subsidiary, IndyMac Bank, shall receive an annual retainer of $50,000 for service on either or both the IndyMac Bancorp Board or the IndyMac Bank Board. Such annual retainer shall be prorated for Non-Employee Directors who join either Board of Directors during a calendar year. Each Non-Employee Director who serves on the Audit Committee of IndyMac Bancorp and/or IndyMac Bank shall receive an additional annual retainer of $20,000, for a total annual retainer of $70,000. The Presiding Director shall receive an additional annual retainer of [$20,000].

If a Non-Employee Director serves solely on the Bank Board, this retainer, all other director fees and compensation, and any reimbursement of director expenses for that director shall be the responsibility of and shall be paid by IndyMac Bank (provided that stock options shall be issued by IndyMac Bancorp, which shall receive a make-whole payment from IndyMac Bank at the time of exercise). If a Non-Employee Director serves solely on the Bancorp Board or serves on both the Bank Board and the Bancorp Board, this retainer, all other Director fees and compensation, and any reimbursement of Director expenses for that Director shall be the responsibility of and shall be paid by IndyMac Bancorp.

IndyMac Bank Board Meeting Fee

Each Non-Employee Director who serves on the IndyMac Bank Board of directors shall receive a $2,500 fee for attendance at each IndyMac Bank Board meeting.

IndyMac Bancorp Board and IndyMac Bank Board Committee Fees

Each Non-Employee Director who serves on an IndyMac Bancorp Board Committee or an IndyMac Bank Board Committee shall receive fees for attendance at committee meetings as follows:

Committee Chairmen:	$2,500 per meeting for each meeting chaired in a calendar year

Committee Members: (including Chairmen)	No separate fee for the first 4 committee meetings (cumulative, for directors serving on multiple distinct committees) attended in a calendar year

$2,500 for each committee meeting attended following the first 4 meetings attended in a calendar year

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BOARD COMPENSATION & STOCK OWNERSHIP REQUIREMENTS

General Policies Relating to Payment of Board Committee Fees

1.	For each IndyMac Bancorp Board Committee for which there is a parallel IndyMac Bank Board Committee, to the extent Board Committee fee is payable, only one Board Committee fee will be paid for attendance at the IndyMac Bank and IndyMac Bancorp Board Committee meetings, regardless of whether the parallel Board Committees meet jointly or separately, on the same day or within one or two days of each other.

2.	It is intended that committee fees will be payable only for attendance at “formal” committee meetings. Each regular meeting of a Board Committee shall be considered a “formal” meeting. In the case of any other meetings, the Chairman of each Board Committee will be responsible for determining whether a “formal” Board Committee meeting has occurred and shall so notify the Executive Vice President, Corporate Secretary of IndyMac Bank and provide the Executive Vice President, Corporate Secretary with the names of the Board Committee members who attended such meeting.

3.	Only Board Committee members will be paid for attendance at a “formal” Board Committee meeting, unless the Committee Chairman has specifically requested a non-member’s attendance and participation.

Annual Grant of Equity Awards to Directors

Each Non-Employee Director who serves on the IndyMac Bancorp Board of Directors and/or the IndyMac Bank Board of Directors shall receive an annual grant of equity awards (“Director Equity Awards”) under the 2002 Incentive Plan, as amended and restated (the “Plan”), subject to the following terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

1.	Awards. Director Equity Awards shall be granted to Non-Employee Directors in the form of non-qualified options (“NQOs”) in accordance with the provisions set forth herein, provided that each Non-Employee Director may elect to receive Restricted Stock in lieu of part or all of such NQO by filing an Election Form pursuant to paragraph 2 below. Each Non-Employee Director may elect to receive Restricted Stock in 25% increments of such NQO, up to 100% of such NQO. In the event that a Non-Employee Director makes any such election, he will receive a corresponding reduction in the number of shares of Stock covered by the NQO. The determination as to the equivalency of the number of shares of Stock covered by the NQO shall be made by using the Black-Scholes valuation model.

2.	Election Form. In order to receive a portion of a Director Equity Award in the form of Restricted Stock, the Non-Employee Director must file an “Election Form,” as provided by the Company, with the Secretary of the Company specifying the form of the Director Equity Award the Director elects to receive. The Election Form must be filed prior to or on the same day as the Company’s annual grant of Awards to Employees or, in the case of a new Non-Employee Director, before the

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BOARD COMPENSATION & STOCK OWNERSHIP REQUIREMENTS

commencement of such Non-Employee Director’s term of office. The Non-Employee Director’s election shall remain in effect for Director Equity Awards made in each subsequent year, unless he or she files a revised Election Form or written revocation of the election with the Secretary of the Company before the subsequent annual grant of Awards to Employees. The Non-Employee Director’s election shall be irrevocable after the Director Equity Award for a particular year has been granted.

Director Option Awards

3.	Option Grant. Subject to paragraphs 1 and 2, NQOs shall be granted to Non-Employee Directors electing to receive options, as follows:

a.	On the same date as the annual grant of Awards to Employees under the Plan in each calendar year after 2004 and during the term of the Plan (the “Regular Grant Date”), there shall be granted automatically (without any action by the Committee or the Board) to each Non-Employee Director then in office an NQO (the “Director Option Award”) to purchase the number of shares of Stock of the Company equal to 0.025% of the issued and outstanding shares of Stock (excluding any Stock held in treasury by the Company) as of the end of the preceding fiscal year.

b.	Upon the election of a newly elected Non-Employee Director, there shall be granted automatically (without any action by the Committee or the Board) an NQO, the grant date of which shall be the date of such election, to each newly elected Non-Employee Director (the “New Director Option Award”) as follows: (i) if the Non-Employee Director is elected within six months after the most recent Regular Grant Date, the New Director Option Award shall cover the same number of shares of Stock for which Director Option Awards were granted to existing Non-Employee Directors on the most recent Regular Grant Date; and (ii) if the Non-Employee Director is elected more than six months after the most recent Regular Grant Date, but prior to the date on which Director Options are granted to existing Non-Employee Directors, the New Director Option Award shall cover one-half the number of shares of Stock for which the most recent Director Option Awards were granted to existing Non-Employee Directors on the most recent Regular Grant Date.

c.	In no event shall a Director Option Award granted under paragraph 3(a) above cover fewer than 7,500 shares of Stock.

d.	A Director Option Award and New Director Option Award shall entitle the Non-Employee Director to purchase shares of Stock at a price equal to the Fair Market Value of the Stock as of the date the Option is granted.

e.	For all subsequent provisions contained herein, Director Option Awards and New Director Option Awards shall be referred to collectively as “Director Option Awards.”

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4.	Prior Plan. No Director Option shall be granted under any prior Company incentive plans to any Non-Employee Director for any calendar year for which a Director Option Award is granted under the Plan.

5.	Vesting. A Director Option Award held by a Non-Employee Director will become fully exercisable on the one-year anniversary of the date of grant. A recipient of a Director Option Award who ceases to be a Director shall forfeit the Director Option Award if it is not exercisable immediately prior to his or her date of termination; provided, however, that (i) if a recipient of a Director Option Award ceases to be a Director by reason of his or her death, Disability, or retirement or resignation as a director after at least five (5) years service as a director (“Retirement”), any portion of the Director Option Award that is not then exercisable shall become exercisable on his or her date of termination; and (ii) any Director Option Award that is held by an individual serving as a Director on the date of a Change in Control that is not then exercisable shall become exercisable on the date of the Change of Control.

6.	Exercise. To the extent that a Director Option Award is exercisable, it may be exercised in whole or in part by filing a written notice with the Stock Award Administrator of the Company at its corporate headquarters prior to the date the Option expires. Such notice shall specify the number of shares of Stock which the Director elects to purchase, and shall be accompanied by payment of the exercise price for such shares of Stock indicated by the Director’s election.

7.	Payment of Purchase Price. Upon exercise of a Director Option Award, the exercise price shall be paid in full in cash equivalents or in shares of Stock (by actual delivery or attestation) valued at their Fair Market Value at the time of exercise of the Option or partly in such shares and partly in cash; provided that any such shares used in payment shall have been owned by the Director for at least such period of time, if any, as is necessary to avoid variable accounting for the Option). A Non-Employee Director may also elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Director Option Award and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

8.	Expiration. A Director Option Award granted to a Non-Employee Director shall expire on the tenth anniversary of the grant date. However, in no event shall the Director Option Award be exercisable after:

a.	If the termination occurs by reason of the Non-Employee Director’s death, Disability or Retirement, the one-year anniversary of the date of termination of the Director;

b.	If the termination occurs by reason of Cause, the date of termination of the Director; and

c.	If the termination occurs for reasons other than death, Disability, Retirement, or Cause, the three-month anniversary of the date of termination of the Director.

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To the extent that any Director Option Award is not exercised prior to (i) a dissolution of the Company or (ii) a merger or other corporate event that the Company does not survive, and no provision is made for the assumption, conversion, substitution or exchange of the Option, the Director Option Award shall terminate upon the occurrence of such event.

For purposes of this Board Compensation Policy, “Cause” shall mean, with respect to any Non-Employee Director, termination from the Board on account of any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary or affiliate, or (iii) conviction of a felony.

Director Restricted Stock Awards

9.	Restricted Stock Grant. Each Non-Employee Director who files an Election Form in accordance with paragraph 2 requesting receipt of any portion of a Director Equity Award in Restricted Stock shall be granted, in lieu of part or all of a Director Option Award, a “Director Restricted Stock Award” covering the number of shares of Stock determined in accordance with the provisions of paragraph 1 (the “Covered Shares”). Director Restricted Stock Awards shall be granted at the same time as the Director Option Awards are granted.

10.	Restricted Period. The “Restricted Period” for the Covered Shares shall begin on the Regular Grant Date and end as to one-third of each Director Restricted Stock Award on the first, second and third anniversaries of the Regular Grant Date.

11.	Transfer and Forfeiture of Shares. A recipient of a Director Restricted Stock Award who ceases to be a Director shall forfeit the portion of the Director Restricted Stock Award that is not vested immediately prior to his or her date of termination; provided, however, that (i) if a recipient of a Director Restricted Stock Award ceases to be a Director by reason of his or her death, Disability, or Retirement, any portion of the Director Restricted Stock Award that is not then vested shall become vested on his or her date of termination; and (ii) any portion of a Director Restricted Stock Award that is held by an individual serving as a Director on the date of a Change in Control that is not then vested shall become vested on the date of the Change of Control. In the event of (i) or (ii) above, the Covered Shares shall be transferred to the Director free of all restrictions upon the date they become fully vested. If the Non-Employee Director remains a Director on the last day of the applicable Restricted Period, then, at the end of such Restricted Period, the applicable portion of the Covered Shares shall be transferred to the Director free of all restrictions.

12.	Dividends. Dividends, if any, accrued on Covered Shares during the Restricted Period shall be credited to the Non-Employee Director and held by the Company on his or her behalf. The Non-Employee Director’s interest in the dividends shall vest on the same date that his or her interest in the Covered Shares vest. In the event that any portions of the Covered Shares are forfeited in accordance with paragraph 11, the accrued and unpaid dividends relating to the Covered Shares also shall be forfeited.

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13.	Voting. The Non-Employee Director shall not be prevented from voting the Covered Shares merely because those shares are subject to the restrictions imposed by the Plan; provided, however, that he or she shall not be entitled to vote Covered Shares with respect to record dates for any Covered Shares occurring on or after the date, if any, on which he or she has forfeited those shares.

14.	Ownership of Shares. The Covered Shares issued pursuant to any Director Restricted Stock Award shall be held by the Company’s stock transfer agent for the benefit of the Non-Employee Director until the end of the applicable Restricted Period. The Non-Employee Director shall be identified as the beneficial owner of the Covered Shares at the time the shares are issued.

Director Emeritus Plan

IndyMac Bancorp and IndyMac Bank have a Director Emeritus Plan (the “Plan”), which provides a retiring director, who is selected by the Board of Directors to participate in the program, with a benefit based upon the director’s length of service and the director’s level of cash compensation for the three years’ prior to selection into the Plan. The Plan requires that a director who is selected to participate in the Plan agree to refrain from competing with IndyMac Bancorp or IndyMac Bank during the course of the director’s participation in the Plan.

Stock Ownership Requirements

Stock options have traditionally been provided to directors and officers of publicly traded companies for two primary reasons. One, to more closely align the interests of directors and officers with those of shareholders, and two, to be a long-term compensation incentive. A number of surveys done in recent years roughly estimate that 1/3 of the surveyed companies have stock ownership guidelines and it is a growing trend. In addition, a stock ownership requirement is considered a “positive” by ISS in measuring corporate governance. In order to ensure that IndyMac’s stock option program has these two effects and to continue to improve our corporate governance profile, we are instituting stock ownership requirements for Section 16 Officers of IndyMac Bancorp (“Executive Officers”) (see separate “Stock Ownership Guidelines for Executive Officers”) and for Directors of IndyMac Bank and/or IndyMac Bancorp who are not also Executive Officers (“Directors”). The following are the requirements for Directors.

Directors who have served as such for at least three years are expected at all times to own common shares of IndyMac Bancorp with a value equal to one times the then-current Board retainer fee.

Interpretive Rules

The “value” of vested stock options shall be included in computing whether a Director has met the stock ownership guidelines. The value of vested stock options at any time

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shall be deemed to be 70% of the net unrealized gain represented by those stock options.

It is not the purpose or expectation of these requirements to require Directors to purchase stock in the open market if they fall below the expectations set out above, however, it is the purpose and expectation of these requirements that no Director will sell stock of IndyMac Bancorp (including stock obtained from the exercise of options) if the Director would fall below the relevant requirements after the sale of such stock.

The full value of stock that is held in joint ownership by a Director shall be treated as owned by him/her for purposes of these requirements, so long as he/she holds at least a 50% ownership interest in the stock.

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